Exhibit 99.2

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF MISSOURI

WESTERN DIVISION

RHONDA BURNETT, JEROD BREIT, HOLLEE ELLIS, FRANCES HARVEY, and JEREMY KEEL, on behalf of themselves and all others similarly situated,

Plaintiffs,

v.

THE NATIONAL ASSOCIATION OF REALTORS, REALOGY HOLDINGS CORP., HOMESERVICES OF AMERICA, INC., BHH AFFILIATES, LLC, HSF AFFILIATES, LLC, RE/MAX, LLC, and KELLER WILLIAMS REALTY, INC.,

Defendants.

Case No. 19-CV-00332-SRB

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION

CHRISTOPHER MOEHRL, MICHAEL COLE, STEVE DARNELL, JACK RAMEY, DANIEL UMPA and JANE RUH on behalf of themselves and all others similarly situated,

Plaintiffs,

v.

THE NATIONAL ASSOCIATION OF REALTORS, REALOGY HOLDINGS CORP., HOMESERVICES OF AMERICA, INC., BHH AFFILIATES, LLC, HSF AFFILIATES, LLC, THE LONG & FOSTER COMPANIES, INC., RE/MAX, LLC, and KELLER WILLIAMS REALTY, INC.,

Defendants.

Case No. 1:19-cv-01610 Judge Andrea R. Wood

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is made and entered into this 5th day of October, 2023 (the “Execution Date”), by and between defendant RE/MAX, LLC (“RE/MAX”) and plaintiffs Rhonda Burnett, Jerod Breit, Jeremy Keel, Hollee Ellis, Frances Harvey, Christopher Moehrl, Michael Cole, Steve Darnell, Jack Ramey, Daniel Umpa, and Jane Ruh, (collectively “Plaintiffs”), who filed suit in the above captioned actions (“the Actions”), both individually and as representatives of one or more classes of home sellers. Plaintiffs enter this Settlement Agreement both individually and on behalf of the Settlement Class, as defined below.

WHEREAS, in the Actions Plaintiffs allege that RE/MAX participated in a conspiracy to raise, fix, maintain, or stabilize real estate commissions in violation of Section 1 of the Sherman Act and corresponding state laws;

WHEREAS, RE/MAX denies Plaintiffs’ allegations in the Actions and has asserted defenses to Plaintiffs’ claims;

WHEREAS, extensive arm’s-length settlement negotiations have taken place between Plaintiffs’ Co-Lead Counsel and counsel for RE/MAX, including several telephonic mediations with a nationally recognized and highly experienced mediator, two mediations with a retired federal court judge, and a mediation with a federal magistrate judge, leading to this Settlement Agreement;

WHEREAS, the Actions will continue against the Non-RE/MAX Defendants unless Plaintiffs separately settle with any of the Non-RE/MAX Defendants;

WHEREAS, Plaintiffs have conducted an extensive investigation into the facts and the law regarding the claims asserted in the Actions, including more than four years of fact and expert discovery, and have concluded that a settlement with RE/MAX according to the terms set forth below is fair, reasonable, and adequate and in the best interest of Plaintiffs and the Settlement Class;

WHEREAS, RE/MAX believes that it is not liable for the claims asserted and has good defenses to Plaintiffs’ claims, but nevertheless has decided to enter into this Settlement Agreement to avoid further expense, inconvenience, and the distraction of burdensome and protracted litigation, to obtain the nationwide releases, orders, and judgment contemplated by this Settlement Agreement, and to put to rest with finality all claims that Plaintiffs and Settlement Class Members have or could have asserted against the Released Parties, as defined below; and

WHEREAS, RE/MAX, in addition to the settlement payments set forth below, has agreed to cooperate with Plaintiffs and to implement certain practice changes, each as set forth in this Settlement Agreement.

NOW, THEREFORE, in consideration of the agreements and releases set forth herein and other good and valuable consideration, and intending to be legally bound, it is agreed by and between RE/MAX and the Plaintiffs that the Actions be settled, compromised, and dismissed with prejudice as to RE/MAX only, without costs to Plaintiffs, the Settlement Class or RE/MAX except as provided for herein, subject to the approval of the Court, on the following terms and conditions:

A.            Definitions

The following terms, as used in this Settlement Agreement, have the following meanings:

1.            “Burnett” means Western District of Missouri Case No. 4:19-cv-00332-SRB, which is currently pending.

2.            “Burnett MLSs” means the multiple listing services at issue in Burnett.

3.            “Corporate Defendants” means HomeServices of America, Inc., BHH Affiliates, LLC, HSF Affiliates, LLC, The Long & Foster Companies, Inc., RE/MAX, LLC, Realogy Holdings Corp. (including its successor Anywhere Real Estate Inc.), and Keller Williams Realty, Inc.

4.            “Co-Lead Counsel" means the following law firms:

KETCHMARK AND MCCREIGHT P.C.

11161 Overbrook Road, Suite 210

Leawood, KS 66211

BOULWARE LAW LLC

1600 Genessee, Suite 416

Kansas City, MO 64102

WILLIAMS DIRKS DAMERON LLC

1100 Main Street, Suite 2600

Kansas City, MO 64105

HAGENS BERMAN SOBOL SHAPIRO LLP

1301 Second Avenue, Suite 2000

Seattle, WA 98101

COHEN MILSTEIN SELLERS & TOLL PLLC

1100 New York Ave. NW, Fifth Floor

Washington, DC 20005

SUSMAN GODFREY LLP

1201 Third Avenue, Suite 3800

Seattle, Washington 98101

5.            “Court” means the U.S. District Court for the Western District of Missouri.

6.            “Defendants” means the National Association of Realtors, Realogy Holdings Corp. (including its successor Anywhere Real Estate Inc.), HomeServices of America, Inc., BHH Affiliates, LLC, HSF Affiliates, LLC, The Long & Foster Companies, Inc., RE/MAX, LLC, and Keller Williams Realty, Inc.

7.            “Effective” means that all conditions set forth below in the definition of “Effective Date” have occurred.

8.            “Effective Date” means the date when: (a) the Court has entered a final judgment order approving the Settlement set forth in this Settlement Agreement under Rule 23(e) of the Federal Rules of Civil Procedure and a final judgment dismissing the Actions against RE/MAX with prejudice has been entered; and (b) the time for appeal or to seek permission to appeal from the Court’s approval of the Settlement and the entry of a final judgment has expired or, if appealed, approval of the Settlement and the final judgment have been affirmed in their entirety by the Court of last resort to which such appeal has been taken and such affirmance is no longer subject to further appeal or review; excluding, however, any appeal or other proceedings unrelated to this Settlement Agreement initiated by any Non-RE/MAX Defendant or any person or entity related to the Non-RE/MAX Defendant, and any such appeal or other proceedings shall not delay the Settlement Agreement from becoming final and shall not apply to this section; nor shall this section be construed as an admission that such parties have standing or other rights of objection or appeal with respect to this Settlement. It is agreed that neither the provisions of Federal Rule of Civil Procedure 60 nor the All Writs Act, 28 U.S.C. § 1651, shall be considered in determining the above-stated times.

9.            “Moehrl” means Northern District of Illinois Case No. 1:19-cv-01610-ARW, which is currently pending.

10.          “Moehrl MLSs” means the multiple listing services at issue in Moehrl.

11.          “MLS PIN” means the multiple listing service at issue in District of Massachusetts Case No. 1:20-cv-12244-PBS, which is currently pending.

12.          “Non-RE/MAX Defendants” means the National Association of Realtors, HomeServices of America, Inc., BHH Affiliates, LLC, HSF Affiliates, LLC, The Long & Foster Companies, Inc., Realogy Holdings Corp. (including its successor Anywhere Real Estate Inc.), and Keller Williams Realty, Inc.

13.          “Opt-Out Sellers” means members of the Settlement Class who have timely exercised their rights to be excluded from the Settlement Class or have otherwise obtained Court approval to exercise such rights.

14.          “Released Claims” means any and all manner of claims regardless of the cause of action arising from or relating to conduct that was alleged or could have been alleged in the Actions based on any or all of the same factual predicates for the claims alleged in the Actions, including but not limited to commissions negotiated, offered, obtained, or paid to brokerages in connection with the sale of any residential home.

15.          “Released Parties” means RE/MAX and all of its respective past, present and future, direct and indirect corporate parents (including holding companies), subsidiaries, related entities and affiliates, associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), predecessors, and successors (collectively, together with franchisees, the “RE/MAX Entities”), and all of their respective franchisees, sub-franchisors, officers, directors, managing directors, employees, agents, contractors, independent contractors, attorneys, legal or other representatives, accountants, auditors, experts, trustees, trusts, heirs, beneficiaries, estates, executors, administrators, insurers, and assigns, and all of the franchisees’ and sub-franchisors’ officers, directors, managing directors, employees, agents, and independent contractors. Notwithstanding this definition, “Released Parties” shall not include the Non-RE/MAX Defendants, or their past, present and future, direct and indirect corporate parents (including holding companies), subsidiaries, related entities and affiliates, associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), predecessors, and successors, and all of their respective franchisees, officers, directors, managing directors, employees, agents, contractors, independent contractors, attorneys, legal or other representatives, accountants, auditors, experts, trustees, trusts, heirs, beneficiaries, estates, executors, administrators, insurers, and assigns. For the avoidance of doubt, individuals who were members of the National Association of Realtors are not thereby excluded from being Released Parties, and entities and individuals that were sometimes associated with the RE/MAX Entities and other times associated with a different Corporate Defendant are included as Released Parties for the periods of time they were associated with RE/MAX and excluded for the periods of time they were associated with a different Corporate Defendant.

16.          “Releasing Parties” means Plaintiffs and any Settlement Class Members (including any of their immediate family members, heirs, representatives, administrators, executors, devisees, legatees, and estates, acting in their capacity as such; and for entities including any of their past, present or future officers, directors, insurers, general or limited partners, divisions, stockholders, agents, attorneys, employees, legal representatives, trustees, parents, associates, affiliates, joint ventures, subsidiaries, heirs, executors, administrators, predecessors, successors and assigns, acting in their capacity as such) solely with respect to the claims based on or derived from claims of the Plaintiffs or Settlement Class Members.

17.          “Settlement” means the settlement of the Actions contemplated by this Settlement Agreement.

18.          “Settlement Class” means the class of persons that will be certified by the Court for settlement purposes only, namely, all persons who sold a home that was listed on a multiple listing service anywhere in the United States where a commission was paid to any brokerage in connection with the sale of the home in the following date ranges:

a.	Moehrl MLSs: March 6, 2015 to date of notice;

b.	Burnett MLSs: April 29, 2014 to date of notice;

c.	MLS PIN: December 17, 2016 to date of notice;

d.	All other MLSs: four years prior to (i) the date a new or amended complaint (if any) is filed in the Actions reflecting any MLSs aside from the Moehrl MLSs, Burnett MLSs, and MLS PIN or (ii) the date of notice, whichever is earlier, up to the date of notice.

For avoidance of doubt, Plaintiffs and RE/MAX intend this Settlement Agreement to provide for a nationwide class with a nationwide settlement and release.

19.          “Settlement Class Member” means a member of the Settlement Class who does not file a valid request for exclusion from the Settlement Class.

20.          “Settling Parties” means Plaintiffs and RE/MAX.

21.          “Total Monetary Settlement Amount” means $55.0 million in United States currency. All costs of settlement, including all payments to class members, all attorneys’ fees and costs, all service awards to current and former class representatives, and all costs of notice and administration, will be paid out of the Total Monetary Settlement Amount, and RE/MAX will pay nothing apart from the Total Monetary Settlement Amount.

B.            Stipulation to Class Certification

22.          The Settling Parties hereby stipulate for purposes of this Settlement only that the requirements of Federal Rules of Civil Procedure 23(a), 23(b)(2), and 23(b)(3) are satisfied and, subject to Court approval, the Settlement Class shall be certified for settlement purposes as to RE/MAX. The Settling Parties stipulate and agree to the conditional certification of the Settlement Class for purposes of this Settlement only. Should, for whatever reason, the Settlement not become Effective, the Settling Parties’ stipulation to class certification as part of the Settlement shall become null and void.

23.          Neither this Settlement Agreement, nor any statement, transaction, or proceeding in connection with the negotiation, execution, or implementation of this Settlement Agreement should be intended to be, construed as, or deemed to be evidence of an admission or concession by RE/MAX that a class should be or should have been certified for any purposes other than settlement, and none of them shall be admissible in evidence for any such purpose in any proceeding.

C.            Approval of this Settlement Agreement and Dismissal of the Actions

24.          The Settling Parties agree to make reasonable best efforts to effectuate this Settlement Agreement, including, but not limited to, seeking the Court’s approval of procedures (including the giving of class notice under Federal Rules of Civil Procedure 23(c) and (e); scheduling a final fairness hearing) to obtain final approval of the Settlement and the final dismissal with prejudice of the Actions as to RE/MAX; and RE/MAX’s cooperation by providing information reflecting its ability to pay limitations and, if requested by Co-Lead Counsel, a declaration describing and attesting to those limitations. The Settling Parties further agree that Co-Lead Counsel may seek whatever approvals are required by the court in Moehrl related to obtaining approval of and effectuating his Settlement Agreement.

25.          On or before October 5, 2023, Plaintiffs will submit to the Court a motion requesting that the Court preliminarily approve the Settlement (the “Motion”). The Motion shall include: (a) a proposed form of order preliminarily approving the Settlement; and (b) a proposed form of final judgment order. Within a reasonable time in advance of submission to the Court, and no fewer than one court day, the papers in support of the Motion for preliminary approval shall be provided by Co-Lead Counsel to RE/MAX for its review. To the extent that RE/MAX objects to any aspect of the Motion, it shall communicate such objection to Co-Lead Counsel and the Settling Parties shall meet and confer to resolve any such objection. The Settling Parties shall take all reasonable actions as may be necessary to obtain preliminary approval of the Settlement. To the extent the Court finds that the Settlement does not meet the standard for preliminary approval, the Settling Parties will negotiate in good faith to modify the Settlement Agreement directly or with the assistance of mediator Greg Lindstrom and will endeavor to resolve any issues to the satisfaction of the Court.

26.          After preliminary approval, and subject to approval by the Court, the Settling Parties will agree on a method or methods of providing notice of this Settlement to the Settlement Class and for claim administration that meet the requirements of due process and Federal Rule of Civil Procedure 23. The Settling Parties will also agree on a claim administrator after receiving multiple competing bids. The timing of any request to disseminate notice to the Settlement Class will be at the discretion of co-Lead Counsel.

27.          Within ten (10) calendar days after the filing with the Court of this Settlement Agreement and the accompanying motion papers seeking its preliminary approval, the claims administrator, if one has been selected, or RE/MAX if a claims administrator has not yet been selected, shall at RE/MAX’s expense to be credited against the Total Monetary Settlement Amount cause notice of the Settlement Agreement to be served upon appropriate State and Federal officials as provided in the Class Action Fairness Act, 28 U.S.C. § 1715.

28.          If the Settlement is preliminarily approved by the Court, Plaintiffs shall timely seek final approval of the Settlement and entry of a final judgment order as to RE/MAX:

(a) certifying the Settlement Class under Federal Rule of Civil Procedure 23(b)(2) and (b)(3), solely for purposes of this Settlement;

(b) granting final approval of the Settlement as fair, reasonable, and adequate within the meaning of Federal Rules of Civil Procedure 23(e) and directing the consummation of the Settlement according to its terms;

(c) directing that, as to RE/MAX only, the Actions be dismissed with prejudice and, except as provided for herein, without costs;

(d) reserving exclusive jurisdiction over the Settlement and this Settlement Agreement, including reserving exclusive jurisdiction over the administration and consummation of this Settlement to the United States District Court for the Western District of Missouri; and

(e) determining under Federal Rule of Civil Procedure 54(b) that there is no just reason for delay and directing entry of final judgment as to RE/MAX.

29.          This Settlement Agreement will become Effective only after the occurrence of all conditions set forth above in the definition of the Effective Date.

D.            Releases, Discharge, and Covenant Not to Sue

30.          Upon the occurrence of the Effective Date, the Releasing Parties expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Released Parties from, any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, or otherwise in nature, for damages, restitution, disgorgement, interest, costs, expenses, attorneys’ fees, fines, civil or other penalties, or other payment of money, or for injunctive, declaratory, or other equitable relief, whenever incurred, whether directly, indirectly, derivatively, or otherwise, whether known or unknown, suspected or unsuspected, in law or in equity, that any Releasing Party ever had, now has, or hereafter can, shall, or may have and that have accrued as of the date of preliminary approval of the Settlement arising from or related to the Released Claims. The Released Claims include but are not limited to the antitrust and consumer protection claims brought in the Actions and similar state and federal statutes. In connection therewith, upon the Effective Date of Settlement, each of the Releasing Parties (i) shall forever be enjoined from prosecuting in any forum any Released Claims against any of the Released Parties from the beginning of time through the date of preliminary approval of the Settlement; and (ii) agrees and covenants not to sue any of the Released Parties with respect to any Released Claims. For avoidance of doubt, this release extends to, but only to, the fullest extent permitted by law.

31.          The Releasing Parties may hereafter discover facts other than or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims. Nevertheless, the Releasing Parties expressly, fully, finally, and forever settle and release, and, upon the Effective Date, shall be deemed to have, and by operation of the Final Judgment and Order of Dismissal shall have, fully, finally, and forever settled and released, any and all Released Claims, without regard to the subsequent discovery or existence of such other, different, or additional facts, as well as any and all rights and benefits existing under (i) Cal. Civ. Code Section 1542, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

or any equivalent, similar or comparable present or future law or principle of law of any jurisdiction, including but not limited to Section 20-7-11 of the South Dakota Codified Laws, which provides that “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR;” or (ii) any law or principle of law of any jurisdiction that would limit or restrict the effect or scope of the provisions of the release set forth above, without regard to the subsequent discovery or existence of such other, different, or additional facts. The Releasing Parties acknowledge that the inclusion of unknown claims in the definition of Released Claims was separately bargained for and was a material element of the Agreement.

32.          The Releasing Parties intend by this Settlement Agreement to settle with and release only the Released Parties, and the Settling Parties do not intend this Settlement Agreement, or any part hereof, or any other aspect of the proposed Settlement or release, to release or otherwise affect in any way any claims concerning product liability, breach of warranty, breach of contract or tort of any kind (other than a breach of contract or tort based on any factual predicate in this Action), a claim arising out of violation of the Uniform Commercial Code, or personal or bodily injury. The release does not extend to any individual claims that a class member may have against his or her own broker or agent based on a breach of contract, breach of fiduciary duty, malpractice, negligence or other tort claim, other than a claim that a class member paid an excessive commission or home price due to the claims at issue in these Actions.

E.            Payment of the Settlement Amount

33.          Plaintiffs will open a special interest-bearing settlement escrow account or accounts, established for that purpose as a qualified settlement fund as defined in Section 1.468B-1(a) of the U.S. Treasury Regulations (the “Escrow Account”). Within 10 business days after the term sheet already executed by the parties, RE/MAX will deposit twenty-five percent of the Settlement Amount into the qualified settlement fund. Within 10 business days following preliminary approval of the settlement by the district court, RE/MAX will deposit twenty-five percent of the Settlement Amount into the qualified settlement fund. RE/MAX will deposit the remaining fifty percent of the Settlement Amount into the qualified settlement fund within 10 business days after the district court issues final approval of the settlement. All accrued interest shall be for the benefit of the plaintiff classes unless the Settlement is not approved, in which case the interest shall be for the benefit of RE/MAX.

F.            The Settlement Fund

34.          The Total Monetary Settlement Amount and any interest earned thereon shall be held in the Escrow Account and constitute the “Settlement Fund.” The full and complete cost of the settlement notice, claims administration, Settlement Class Members’ compensation, current and former class representatives’ incentive awards, attorneys’ fees and reimbursement of all actual expenses of the Actions, any other litigation costs of Plaintiffs (all as approved by the Court), and all applicable taxes, if any, assessable on the Settlement Fund or any portion thereof, will be paid out of the Settlement Fund. In no event will RE/MAX’s monetary liability with respect to the Settlement exceed the Total Monetary Settlement Amount.

35.          The Settling Parties and their counsel will not have any responsibility, financial obligation, or liability for any fees, costs, or expenses related to providing notice to the Settlement Class or administering the settlement except in Paragraph 55. Such fees, costs, or expenses shall be paid solely from the Settlement Fund with Court approval. The balance of the Settlement Fund shall be disbursed to Settlement Class Members as provided in a Plan of Allocation (as defined below) approved by the Court. The Settling Parties shall have the right to audit amounts paid from the Settlement Fund.

36.          After preliminary approval of the Settlement and approval of a class notice plan, Co-Lead Counsel may utilize a portion of the Settlement Fund to provide notice of the Settlement to potential members of the Settlement Class. RE/MAX will not object to Plaintiffs’ counsel withdrawing from the Settlement Fund, subject to any necessary Court approval, up to $3,500,000 to pay the costs for notice. If Plaintiffs settle with one (or more) Non-RE/MAX Defendants and notice of one or more other settlements is included in the notice of the RE/MAX settlement, then the cost of such notice will be apportioned equitably between (or among) the RE/MAX Settlement Fund and the other settling Defendant(s)’ settlement funds. The amount spent or accrued for notice and notice administration costs is not refundable to RE/MAX in the event the Settlement Agreement is disapproved, rescinded, or otherwise fails to become Effective.

37.          Subject to Co-Lead Counsel’s sole discretion as to timing, except that the timing must be consistent with rules requiring that Settlement Class Members be given the opportunity to review fee applications, Co-Lead Counsel may apply to the Court for a fee award, plus expenses, and costs incurred, and current and former class representative service awards to be paid out of the Settlement Fund. Within 14 business days after any order by the Court awarding attorneys’ fees, expenses, or class representative incentive awards, the escrow agent for the Settlement Fund shall pay any approved attorneys’ fees, expenses, costs, and class representative service award up to the amount specified in Paragraph 21 above for such fees, expenses, costs, and class representative service award by wire transfer as directed by Co-Lead Counsel in accordance with and attaching the Court’s Order, provided that each Co-Lead Counsel receiving payment signs an assurance, in the form attached hereto as Appendix A, attesting that they will repay all awarded amounts if this Settlement Agreement does not become Effective.

38.          The Settlement Fund will be invested in United States Government Treasury obligations or United States Treasury money market funds.

39.          RE/MAX will not have any responsibility, financial obligation, or liability whatsoever with respect to the investment, distribution, use, or administration of the Settlement Fund, including, but not limited to, the costs and expenses of such investment, distribution, use or administration except as expressly otherwise provided in this Settlement Agreement. RE/MAX’s only payment obligation is to pay the Total Monetary Settlement Amount.

40.          There will be no reduction of the Total Monetary Settlement Amount based on Opt-Out Sellers. The Settlement will be non-reversionary except as set forth below in Section H. If the Settlement becomes Effective, no proceeds from the Settlement will revert to RE/MAX regardless of the claims that are made.

41.          No disbursements shall be made from the Settlement Fund prior to the Effective Date of this Settlement Agreement except as described in Paragraphs 36 and 37 above and 44 below.

42.          The distribution of the Settlement Fund shall be administered pursuant to a plan of allocation (the “Plan of Allocation”) proposed by Co-Lead Counsel in their sole and absolute discretion and subject to the approval of the Court. RE/MAX will have no participatory or approval rights with respect to the Plan of Allocation. It is understood and agreed by the Settling Parties that any proposed Plan of Allocation, including, but not limited to, any adjustments to an authorized claimant’s claim, is completely independent of and is not a part of this Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement Agreement. The Settlement Class, Plaintiffs, and RE/MAX shall be bound by the terms of the Settlement Agreement, irrespective of whether the Court or any other court, including on any appeal, disapproves or modified the Plan of Allocation, and any modification or rejection of the Plan of Allocation shall not affect the validity or enforceability of this Settlement Agreement or otherwise operate to terminate, modify, or cancel that Agreement.

43.          The Releasing Parties will look solely to the Settlement Fund for settlement and satisfaction against the Released Parties of all Released Claims and shall have no other recovery against RE/MAX or the Released Parties.

G.            Taxes

44.          Co-Lead Counsel is solely responsible for filing all informational and other tax returns necessary to report any net taxable income earned by the Settlement Fund and shall file all informational and other tax returns necessary to report any income earned by the Settlement Fund and shall be solely responsible for taking out of the Settlement Fund, as and when legally required, any tax payments, including interest and penalties due on income earned by the Settlement Fund. All taxes (including any interest and penalties) due with respect to the income earned by the Settlement Fund shall be paid from the Settlement Fund. RE/MAX has no responsibility to make any filings relating to the Settlement Fund and will have no responsibility to pay tax on any income earned by the Settlement Fund or to pay any taxes on the Settlement Fund unless the Settlement does not become Effective and the Settlement Fund is returned to RE/MAX. In the event the Settlement does not become Effective and any funds including interest or other income are returned to RE/MAX, RE/MAX will be responsible for the payment of all taxes (including any interest or penalties), if any, on said interest or other income. RE/MAX makes no representations regarding, and will not be responsible for, the tax consequences of any payments made pursuant to this Settlement Agreement to Co-Lead Counsel or to any Settlement Class Member.

H.            Rescission

45.          If the Court does not certify the Settlement Class as defined in this Settlement Agreement, or if the Court does not approve this Settlement Agreement in all material respects, or if such approval is modified or set aside on appeal, or if the Court does not enter final approval as provided for in Paragraph 28 herein, or if any judgment approving this Settlement Agreement is materially modified or set aside on appeal, or if all of the conditions for the Effective Date do not occur, then this Settlement Agreement may be rescinded by RE/MAX or by Plaintiffs on behalf of the Settlement Class by written notice to the Court and to counsel for the other Settling Party filed and served within ten (10) business days of the entry of an order not granting court approval or having the effect of disapproving or materially modifying the terms of the Settlement Agreement. A modification or reversal on appeal of any amount of the Settlement Fund that the Court authorizes to be used to pay Plaintiffs’ fees or litigation expenses shall not be deemed a modification of all or a part of the terms of this Settlement Agreement or such final judgment order. The decision of certain Settlement Class Members to opt out of the Settlement shall not be a basis for RE/MAX to rescind or terminate the Settlement Agreement.

46.          If the Settlement or Settlement Agreement is rescinded for any reason, then the balance of the Total Monetary Settlement Amount in the Settlement Fund will be returned to RE/MAX. In the event that the Settlement Agreement is rescinded, the funds already expended from the Settlement Fund for the costs of notice and administration will not be returned to RE/MAX. Funds to cover notice and administration expenses that have been incurred but not yet paid from the Settlement Fund will also not be returned to RE/MAX.

47.          If the Settlement or Settlement Agreement is rescinded for any valid reason before payment of claims to Settlement Class Members, then the Settling Parties will be restored to their respective positions in the Actions as of September 15, 2023. Plaintiffs and RE/MAX agree that any rulings or judgments that occur in the Actions after September 15, 2023 and before this Settlement Agreement is rescinded will not bind Plaintiffs, RE/MAX or any of the Released Parties. Plaintiffs and RE/MAX agree to waive any argument of claim or issue preclusion against Plaintiffs or RE/MAX arising from such rulings or judgments. In the event of rescission, the Actions will proceed as if this Settlement Agreement had never been executed and this Settlement Agreement, and representations made in conjunction with this Settlement Agreement, may not be used in the Actions or otherwise for any purpose. RE/MAX and Plaintiffs expressly reserve all rights if the Settlement Agreement does not become Effective or if it is rescinded by RE/MAX or the Plaintiffs.

48.          RE/MAX warrants and represents that it is not “insolvent” within the meaning of applicable bankruptcy laws as of the time the Settlement Agreement is executed. In the event of a final order of a court of competent jurisdiction, not subject to any further proceedings, determining the transfer of the Total Monetary Settlement Amount, or any portion thereof, by or on behalf of RE/MAX to be a preference, voidable transfer, fraudulent transfer or similar transaction under Title 11 of the U.S. Code (Bankruptcy) or applicable state law and any portion thereof is required to be refunded and such amount is not promptly deposited in the Escrow Account by or on behalf of RE/MAX, then, at the election of Co-Lead Counsel, the Settlement Agreement may be terminated and the releases given and the judgment entered pursuant to the Settlement shall be null and void.

49.          The Parties’ rights to terminate this Settlement Agreement and withdraw from this Settlement Agreement are a material term of this Settlement Agreement.

50.          RE/MAX reserves all of its legal rights and defenses with respect to any claims brought by potential Opt-Out Sellers.

I.	Practice Changes

51.          As soon as practicable, and in no event later than six months after the Effective Date, RE/MAX (defined for purposes of this paragraph to include present and future, direct and indirect corporate subsidiaries, related entities and affiliates, predecessors, and successors but not franchisees) will implement the following practice changes:

i.            make clear and periodically remind franchisees and agents affiliated with those franchisees that it does not require them to make offers of compensation to or accept offers of compensation from cooperating brokers or that, if made, does not require such offers to be blanket, unconditional, or unilateral;

A.            RE/MAX will make clear that (i) franchisees and affiliated agents must be transparent to prospective home sellers and buyers that broker commissions are not set by law and are negotiable and (ii) buyer-side brokers and agents must be transparent regarding the cooperative compensation offered on any listings for which a client requests information. Toward that end, RE/MAX will recommend and encourage that any franchisees and their agents disclose to prospective home sellers and buyers and state in conspicuous language that broker commissions are not set by law and are fully negotiable (i) in their listing agreement if it is not a government or MLS-specified form, (ii) in their buyer representation agreement if there is one and it is not a government or MLS-specified form, and (iii) in pre-closing disclosure documents if there are any and they are not government or MLS-specified forms. RE/MAX will further recommend and encourage that, in the event that the listing agreement, buyer representation agreement, or pre-closing disclosure documents is a government or MLS-specified form, franchisees and their agents include a disclosure with conspicuous language expressly stating that broker commissions are not set by law and are fully negotiable.

ii.            make clear that franchisees and affiliated agents acting as buyer-side brokers or agents must be transparent with their clients in accurately disclosing their compensation structure in connection with each transaction and must refrain from advertising or otherwise representing that their services are free (unless they are, in fact, not receiving any compensation for those services from any party);

iii.            display offers of compensation made by listing brokers or agents, where such data is available and/or provided to REMAX for all active listings shared on REMAX.com and recommend and encourage that franchisees and agents include cooperative compensation offers (if any) on any listings that they publicly display or share with prospective buyers through IDX or VOW displays, or through any other form or format;

iv.            not provide software that permits franchisees and affiliated agents to filter out or restrict MLS listings that are searchable by and displayed to consumers based on the level of compensation offered to any cooperating broker and recommend and encourage that any franchisees and their agents refrain from utilizing any technology or taking manual actions to filter out or restrict MLS listings that are searchable by or displayed to consumers based on the level of compensation offered to any cooperating broker unless directed to do so by the client (and eliminate any internal systems or technological processes that may currently facilitate such practices);

v.            expressly advise and periodically remind franchisees and affiliated agents of their obligation to show and market properties regardless of the existence or amount of cooperative compensation offered;

vi.            not express or imply a minimum commission requirement in franchise agreements, training materials or other policies;

vii.            develop educational materials that reflect and are consistent with each provision in this injunction, and eliminate educational materials, if any, that are contrary to it;

viii.            not require franchisees and their affiliated agents to join or be members of the National Association of Realtors or follow NAR’s Code of Ethics or MLS Handbook.

52.          If not automatically terminated earlier by their own terms, the obligations set forth in Paragraph 51 will sunset 5 years after the Effective Date.

53.           If a different Corporate Defendant settles with the Settlement Class or any similarly situated class of plaintiffs on different practice changes terms than those set forth in Paragraph 51, then RE/MAX can choose to adopt the practice changes agreed to by another settling Corporate Defendant instead of the practice changes in this agreement.

54.          RE/MAX acknowledges that the practice changes set forth here are a material component of this Settlement Agreement and agrees to use its best efforts to implement the practice changes specified in this Section.

J.	Cooperation

55.          RE/MAX (defined for purposes of this paragraph to include present and future, direct and indirect corporate subsidiaries, related entities and affiliates, predecessors, and successors but not franchisees) will provide valuable cooperation to Plaintiffs as follows:

i.            use best efforts to authenticate documents and/or things produced by it in the Actions where the facts indicate that the documents and/or things at issue are authentic, by declarations or affidavits if possible, or at hearings or trial if necessary;

ii.            use best efforts to provide the facts necessary to establish that documents and/or things produced by it in the Actions are “business records,” a present sense impression, an excited utterance, a recorded recollection, or are otherwise admissible under the Federal Rules of Evidence, by declarations or affidavits if possible, or at hearings or trial if necessary;

iii.            use reasonable efforts at RE/MAX’s expense to provide relevant class member data and answer questions about that data to support the provision of class notice;

iv.            provide up to three (3) current officers or employees of RE/MAX, to be identified and agreed to via a good faith meet and confer process, to participate as witnesses in the Moehrl action at Moehrl Plaintiffs’ determination, and provide access via counsel to those witnesses prior to trial testimony for up to two (2) hours.

v.            submit a withdrawal of expert designations and obtain agreement with any separately retained experts that they will not testify at trial as a retained expert for any Non-RE/MAX Defendant in the Actions;

vi.            decline to waive any conflict that its counsel may have with respect to representing any parties in the Actions aside from RE/MAX and its subsidiaries and their employees;

viii.            if a Non-RE/MAX Defendant includes a witness on a witness list in the Actions who is then a current officer or employee of RE/MAX or its subsidiaries, RE/MAX will cooperate in providing access via counsel to that witness prior to trial testimony.

56.            RE/MAX’s cooperation obligations, as set forth in Paragraph 55, shall not require the production of information, testimony, and/or documents that are protected from disclosure by the attorney-client privilege, work product doctrine, joint defense privilege, or any other applicable privilege or doctrine.

57.          RE/MAX’s obligation to cooperate will not be affected by the release set forth in this Settlement Agreement or the final judgment orders with respect to RE/MAX. Unless this Settlement Agreement is rescinded, disapproved, or otherwise fails to become Effective, the obligation to cooperate as set forth here will continue until the date that final judgment has been entered in the Actions against the non-RE/MAX Defendants and the time for appeal or to seek permission to appeal from the from the entry of a final judgment has expired or, if appealed, any final judgment has been affirmed in its entirety by the Court of last resort to which such appeal has been taken and such affirmance is no longer subject to further appeal or review.

58.          RE/MAX acknowledges that the cooperation set forth here is a material component of this Settlement Agreement and agrees to use its best efforts to provide the cooperation specified in this Section.

K.	Miscellaneous

59.          This Settlement Agreement and any actions taken to carry out the Settlement are not intended to be, nor may they be deemed or construed to be, an admission or concession of liability, or of the validity of any claim, defense, or point of fact or law on the part of any party. RE/MAX denies the material allegations of the complaints in the Actions. Neither this Settlement Agreement, nor the fact of Settlement, nor settlement proceedings, nor the settlement negotiations, nor any related document, shall be used as an admission of any fault or omission by RE/MAX, or be offered in evidence as an admission, concession, presumption, or inference of any wrongdoing by RE/MAX in any proceeding.

60.          This Settlement Agreement was reached with the assistance of counsel after arm’s-length negotiations before a neutral mediator, Greg Lindstrom, of Phillips ADR Enterprises, P.C. The Settling Parties also participated in mediation sessions with two other mediators. The Settling Parties reached the Settlement Agreement after considering the risks and costs of litigation. The Settling Parties agree to continue to maintain the confidentiality of all settlement discussions and materials exchanged during the settlement negotiation. The terms of the settlement continue to be subject to mediation privilege and must be kept strictly confidential until a motion for preliminary approval is filed—except as necessary for RE/MAX to meet its securities reporting obligations.

61.          Any disputes relating to this Settlement Agreement will be governed by Missouri law without regard to conflicts of law provisions.

62.          This Settlement Agreement does not settle or compromise any claim by Plaintiffs or any other Settlement Class Member against (a) any Non-RE/MAX Defendant or (b) any alleged co-conspirator or other person or entity other than the Released Parties. All rights of any Settlement Class Member against any Non-RE/MAX Defendant or an alleged co-conspirator or other person or entity other than the Released Parties are specifically reserved by Plaintiffs and the other Settlement Class Members.

63.          This Settlement Agreement constitutes the entire agreement among Plaintiffs and RE/MAX pertaining to the Settlement of the Actions against RE/MAX. This Settlement Agreement may be modified or amended only by a writing executed by Plaintiffs and RE/MAX.

64.          This Settlement Agreement may be executed in counterparts by Plaintiffs and RE/MAX, and a facsimile or pdf signature shall be deemed an original signature for purposes of executing this Settlement Agreement.

65.          Neither Plaintiffs nor RE/MAX shall be considered the drafter of this Settlement Agreement or any of its provisions for the purpose of any statute, the common law, or rule of interpretation that would or might cause any provision of this Settlement Agreement to be construed against the drafter.

66.          The provisions of this Settlement Agreement shall, where possible, be interpreted in a manner to sustain their legality and enforceability.

67.          The Court shall retain jurisdiction over the implementation and enforcement of this Settlement Agreement and the Settlement.

68.          The terms of the Settlement Agreement are and shall be binding upon and inure to the benefit of, to the fullest extent possible, each of the Releasing Parties and the Released Parties, and upon all other Persons claiming any interest in the subject matter hereto through any of the Settling Parties, Releasing Parties, Released Parties, and any Settlement Class Members.

69.          Any disputes between RE/MAX and Co-Lead Counsel concerning this Settlement Agreement shall, if they cannot be resolved by the Settling Parties, be presented first to Greg Lindstrom for his assistance in mediating a resolution and, if a resolution is not reached, to the Court.

70.          Each Settling Party acknowledges that he, she or it has been and is being fully advised by competent legal counsel of such Settling Party’s own choice and fully understands the terms and conditions of this Settlement Agreement, and the meaning and import thereof, and that such Settling Party’s execution of this Settlement Agreement is with the advice of such Settling Party’s counsel and of such Settling Party’s own free will. Each Settling Party represents and warrants that it has sufficient information regarding the transaction and the other parties to reach an informed decision and has, independently and without relying upon the other parties, and based on such information as it has deemed appropriate, made its own decision to enter into this Settlement Agreement and was not fraudulently or otherwise wrongfully induced to enter into this Settlement Agreement.

71.          Each of the undersigned attorneys represents that he or she is fully authorized to enter into the terms and conditions of, and to execute, this Settlement Agreement.

CO-LEAD COUNSEL

/s/ Steve Berman
Hagens Berman Sobol Shapiro LLP

/s/ Robert Braun
Cohen Milstein Sellers & Toll PLLC

/s/ Marc Seltzer
Susman Godfrey LLP

/s/ Michael Ketchmark
Ketchmark & McCreight PC

/s/ Brandon Boulware
Boulware Law LLC

/s/ Matthew Dameron
Williams Dirks Dameron LLC

RE/MAX, LLC

By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer

APPENDIX A

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF MISSOURI WESTERN DIVISION

RHONDA BURNETT, JEROD BREIT, HOLLEE ELLIS, FRANCES HARVEY, and JEREMY KEEL, on behalf of themselves and all others similarly situated,

Plaintiffs,

v.

THE NATIONAL ASSOCIATION OF REALTORS, REALOGY HOLDINGS CORP., HOMESERVICES OF AMERICA, INC., BHH AFFILIATES, LLC, HSF AFFILIATES, LLC, RE/MAX LLC, and KELLER WILLIAMS REALTY, INC.,

Defendants.

Case No. 19-CV-00332-SRB

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION

CHRISTOPHER MOEHRL, MICHAEL COLE, STEVE DARNELL, JACK RAMEY, DANIEL UMPA and JANE RUH on behalf of themselves and all others similarly situated,

Plaintiffs,

v.

THE NATIONAL ASSOCIATION OF REALTORS, REALOGY HOLDINGS CORP., HOMESERVICES OF AMERICA, INC., BHH AFFILIATES, LLC, HSF AFFILIATES, LLC, THE LONG & FOSTER COMPANIES, INC., RE/MAX LLC, and KELLER WILLIAMS REALTY, INC.,

Defendants.

Case No. 1:19-cv-01610 Judge Andrea R. Wood

Plaintiffs Rhonda Burnett, Jerod Breit, Jeremy Keel, Hollee Ellis, Frances Harvey, Christopher Moehrl, Michael Cole, Steve Darnell, Jack Ramey, Daniel Umpa, and Jane Ruh, (collectively “Plaintiffs”) and defendant RE/MAX, LLC (“RE/MAX”) (collectively, “the Parties”), by and through and including their undersigned counsel, stipulate and agree as follows:

WHEREAS, each firm defined in the Settlement Agreement as Co-Lead Counsel desires to give an undertaking (the “Undertaking”) for repayment of the award of attorneys’ fees, costs, and expenses approved by the Court, and

WHEREAS, the Parties agree that this Undertaking is in the interests of all Parties and in service of judicial economy and efficiency.

NOW, THEREFORE, the undersigned counsel, individually and as agent for his/her law firm, hereby submits both to the jurisdiction of the Court for the purpose of enforcing the provisions of this Undertaking.

Capitalized terms used herein without definition have the meanings given to them in the Settlement Agreement.

By receiving any payments pursuant to the Settlement Agreement, Co-Lead Counsel and their shareholders, members, and/or partners submit to the jurisdiction of the United States District Court for the Western District of Missouri for the enforcement of and any and all disputes relating to or arising out of the reimbursement obligation set forth herein and the Settlement Agreement.

In the event that the Settlement Agreement does not receive final approval or any part of the final approval is vacated, overturned, reversed, or rendered void as a result of an appeal, or the Settlement Agreement is voided, rescinded, or otherwise terminated for any other reason, Co-Lead Counsel shall, within thirty (30) days repay to RE/MAX, based upon written instructions provided by RE/MAX, the full amount of the attorneys’ fees and costs paid to Co-Lead Counsel from the Settlement Fund, including any accrued interest.

In the event the Settlement Agreement becomes Effective, but the attorneys’ fees, costs, and expenses awarded by the Court or any part of them are vacated, overturned, modified, reversed, or rendered void as a result of an appeal, Co-Lead Counsel shall within thirty (30) days repay to the Settlement Fund, based upon written instructions provided by the settlement administrator, the attorneys’ fees and costs paid to Co-Lead Counsel from the Settlement Fund in the amount vacated or modified, including any accrued interest.

This Undertaking and all obligations set forth herein shall expire upon finality of all appeals of the final settlement order and judgment pertaining to attorneys’ fees, such that the finality of those fees no longer remains in doubt.

In the event Co-Lead Counsel fails to repay to RE/MAX any of attorneys’ fees and costs that are owed to it pursuant to this Undertaking, the Court shall, upon application of RE/MAX, and notice to Co-Lead Counsel, summarily issue orders, including but not limited to judgments and attachment orders against Co-Lead Counsel.

The undersigned stipulate, warrant, and represent that they have both actual and apparent authority to enter into this stipulation, agreement, and undertaking on behalf of each firm identified as Co-Lead Counsel. This agreement will only be effective upon its execution by each firm identified in the Settlement Agreement as Co-Lead Counsel.

Co-Lead Counsel acknowledge that this Undertaking is a material component of the Settlement Agreement and agree to use its reasonable efforts to timely effect the terms specified in this Undertaking. Each undersigned warrants and represents that it is not “insolvent” within the meaning of applicable bankruptcy laws as of the time this Undertaking is executed.

This Undertaking may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Signatures by facsimile shall be as effective as original signatures.

The undersigned declare under penalty of perjury under the laws of the United States and the State of Missouri that they have read and understand the foregoing and that it is true and correct.

IT IS SO STIPULATED THROUGH COUNSEL OF RECORD:

/s/ Steve Berman
Hagens Berman Sobol Shapiro LLP

/s/ Robert Braun
Cohen Milstein Sellers & Toll PLLC

/s/ Marc Seltzer
Susman Godfrey LLP

/s/ Michael Ketchmark
Ketchmark & McCreight PC

/s/ Brandon Boulware
Boulware Law LLC

/s/ Matthew Dameron
Williams Dirks Dameron LLC